Exhibit 99.2

Notes to Unaudited Pro Forma Consolidated Financial Statements

On December 30, 2010, Castrovilla Energy, Inc., a recently formed California subsidiary of Blue Earth, Inc. (the “Company”) entered into agreements, subject to final Board approval, to acquire substantially all of the assets of Humitech of Northern California, LLC (“Humitech”), a California limited liability company and its related company, Castrovilla, Inc. (the “Castrovilla Acquisition”)  Founded in 2004, Castrovilla, based in Mountain View, California, manufactures, sells and installs commercial refrigerator and freezer gaskets and sells and installs motors and controls.  Castrovilla’s strategy is to sell lighting and HVAC bundled retrofits to its customer base.

Effective January 1, 2011, Castrovilla Energy, Inc., “Energy” a newly formed subsidiary of Blue Earth Energy Management Services, Inc., which is a subsidiary of Blue Earth, Inc, entered into a merger agreement with Castrovilla, Inc. wherein Energy purchased all of the issued and outstanding shares of Castrovilla, Inc. for  1,011,095  shares of restricted common stock of Blue Earth, Inc.  These shares were valued based on the quoted market price on the effective date of the transaction, January 1, 2011, at $1.90 per share, or $1,921,081.

Immediately after the transaction, Energy ceased to exist and Castrovilla, Inc. became the surviving corporation, a wholly owned subsidiary of Blue Earth Energy Management Services, Inc..  Simultaneous with this purchase, Energy entered into an asset purchase agreement with Humitech of NC, LLC, “Humitech” whereby the assets of Humitech and certain related liabilities were sold to Energy for  $150,000 cash and 267,857 restricted common shares of Blue Earth, Inc. valued based on the quoted market price on the effective date of the transaction, January 1, 2011, at $1.90 per share or $528,928.

Proforma adjustment [1] reflects the issuance of 1,011,095 shares of Blue Earth, Inc. common stock to shareholders of Castrovilla, Inc. in exchange for all issued and outstanding shares of Castrovilla and the issuance of 267,857 shares of Blue Earth, Inc. for the net assets of Humitech of NC, LLC.  This entry also reflects the elimination of equity balances, including the common stock of Castrovilla and the partner capital of Humitech, retained earnings of both entities and the allocation of excess purchase price above the market value of the fixed assets acquired and liabilities assumed in the acquisition to the Bay Area Gasket Guy distributorship held by Humitech.

Pro forma earnings per share are computed as though the shares issued to acquire Castrovilla and Humitech were outstanding as of January 1, 2010.

The calculation of the $2,458,250 excess purchase price was calculated as shown in the table below.

	Shares	Price	Total
Castrovilla	1,011,095	$ 1.90	$ 1,921,081
Humitech	267,857	1.90	508,928
Cash			150,000
Total Purchase Price			2,580,009
Tangible Assets Acquired			(1,111,338)
Total Liabilities Assumed			989,579
Cost of Distributorship and Customer Base Acquired			$ 2,458,250

Proforma adjustment [2] reflects the calculation of amortization expense assuming the amortization of the distributorship and customer base over the expected life of 10 years beginning on January 1, 2010.

The proforma, consolidated balance sheets and statements of operations of Blue Earth, Inc. and Castrovilla, Inc. and Humitech of NC, LLC are presented here as of December 31, 2010.

BLUE EARTH, INC.
Proforma Consolidated Balance Sheet
December 31, 2010
		Castrovilla, Inc.				Adjusted
		and Humitech	Combined	Pro Forma		ProForma
	Blue Earth, Inc.	of NC, LLC	Totals	Adjustments	REF	Totals
ASSETS

CURRENT ASSETS
Cash	$3,900,096	$466,620	$4,366,716	$(150,000)	[1]	$4,216,716
Accounts receivable, net	-	308,939	308,939	-		308,939
Inventory	-	125,627	125,627	-		125,627
Prepaid expenses	38,039	-	38,039	-		38,039
Other current assets	-	1,220	1,220	-		1,220
Total Current Assets	3,938,135	902,406	4,840,541	(150,000)		4,690,541

PROPERTY AND EQUIPMENT, net	10,932	100,187	111,119	-		111,119

OTHER ASSETS
Deposits	3,000	33,831	36,831	-		2,241,765
Distributorship and customer base	-	74,914	74,914	2,204,934	[1,2]	2,279,848
Total Other Assets	3,000	108,745	111,745	2,204,934		2,316,679
TOTAL ASSETS	$3,952,067	$1,111,338	$5,063,405	$2,054,934		$7,118,339

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$37,339	$432,858	$470,197	$-		$470,197
Warrant derivative liability	1,288,159	-	1,288,159	-		1,288,159
Loans and notes payable	-	253,107	253,107	-		253,107
Total Current Liabilities	1,325,498	685,965	2,011,463	-		2,011,463

LONG TERM LIABILITIES
Loans and notes payable-related parties	-	250,899	250,899	-		250,899
Loans and notes payable	-	52,715	52,715	-		52,715
Long term liabilities	-	303,614	303,614	-		303,614
TOTAL LIABILITIES	1,325,498	989,579	2,315,077	-		2,315,077

STOCKHOLDERS' EQUITY
Preferred stock	-	-	-	-		-
Common stock	11,855	3,000	14,855	1,011	[1]	13,134
				268	[1]	-
				(3,000)	[1]	-
Additional paid-in capital	12,420,166	-	12,420,166	1,920,070	[1]	14,848,896
				508,660	[1]	-
Partner Equity	-	(168,588)	(168,588)	168,588	[1]	-

Retained earnings (deficit)	(9,805,452)	287,347	(9,518,105)	(287,347)	[1]	(10,058,768)
				(253,316)	[2]
Total Stockholders' Equity	2,626,569	121,759	2,748,328	2,054,934		4,803,262
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$3,952,067	$1,111,338	$5,063,405	$2,054,934		$7,118,339

BLUE EARTH, INC.
Proforma Consolidated Statements of Operations
For the Year Ended December 31, 2010

						Pro-Forma
		Castrovilla, Inc.				Adjusted
		and Humitech	Combined	Pro Forma		Combined
	Blue Earth, Inc.	of NC, LLC	Totals	Adjustments	REF	Totals
REVENUES	$-	$3,433,145	$3,433,145	$-		$3,433,145
COST OF SALES	-	1,228,133	1,228,133	-		1,228,133

GROSS PROFIT	-	2,205,012	2,205,012	-		2,205,012

OPERATING EXPENSES

General and administrative	2,202,320	2,125,725	4,328,045	-		4,328,045
Depreciation and amortization expense	-	61,284	61,284	253,316	[2]	314,600

Total Costs and Expenses	2,202,320	2,187,009	4,389,329	253,316		4,642,645

OPERATING LOSS	(2,202,320)	18,003	(2,184,317)	(253,316)		(2,437,633)

OTHER INCOME (EXPENSE)

Change in fair value of warrant liability	(483,441)	-	(483,441)	-		(483,441)
Interest income	15,311	-	15,311	-		15,311
Interest expense	-	(56,544)	(56,544)	-		(56,544)

Total Other Income (Expense)	(468,130)	(56,544)	(524,674)	-		(524,674)

LOSS BEFORE INCOME TAXES	(2,670,450)	(38,541)	(2,708,991)	(253,316)		(2,962,307)
PROVISION FOR INCOME TAXES	(12,781)	-	(12,781)	-		(12,781)

NET LOSS	$(2,683,231)	$(38,541)	$(2,721,772)	$(253,316)		$(2,975,088)

BASIC AND DILUTED LOSS PER SHARE	$(0.18)	$(0.03)				$(0.18)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	15,201,303	1,278,952				16,480,255

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